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                             Greene & Wallace, Inc.
                          Certified Public Accountants
                                 & Consultants
                                                                1241 Dublin Road
                                                            Columbus, Ohio 43215
                                                                  (614) 488-3126
                                                              FAX (614) 488-0095

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the PH Group, Inc.'s statements included under Item 4 of its Form 8-K dated July 21, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with PH Group, Inc.'s statement that the firm of Deloitte & Touche LLP has been appointed as successor independent public accountants for the Company.

                                        /s/ Greene & Wallace, Inc.

Columbus, Ohio
July 29, 1998